UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2015

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that BioTime may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On February 5, 2015, our majority-owned subsidiary Asterias Biotherapeutics, Inc. ("Asterias") conducted a public offering of 384,615 shares (the “Public Offering Shares”) of Asterias Series A Common Stock, par value $0.0001 per share (“Common Stock”), at a public offering price of $3.90 per share, for an aggregate gross purchase price of $1,499,998.50. MLV & Co. LLC (“MLV”) acted as the Sole Book-Running Manager for the offer and sale of the Public Offering Shares pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated February 5, 2015.

The Public Offering Shares were offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from Asterias’ shelf registration statement on Form S-3 (File No. 333-200745), which became effective on January 22, 2015. Asterias expects to close the offering on February 10, 2015, subject to the satisfaction of customary closing conditions as set forth in the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which Asterias, on the one hand, and MLV, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The information provided in response to Item 3.02 is incorporated by reference.

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities.

On February 4, 2015, Asterias entered into subscription agreements (the “Subscription Agreements”) with Broadwood Partners, L.P., British & American Investment Trust PLC, and Pedro Lichtinger (or an entity controlled by Mr. Lichtinger) for the sale of an aggregate of 1,025,640 shares (the “Private Placement Shares”) of Common Stock at a price of $3.90 per share, for an aggregate purchase price of $3,999,996, in a private placement. No commissions or broker fees were paid in connection with the sale of the Private Placement Shares. The form of Subscription Agreement is filed as Exhibit 99.1 hereto. Asterias expects to close the sale of the Private Placement Shares on February 9, 2015.

Broadwood Partners, L.P. is our largest shareholder and one of our directors, Neal C. Bradsher, is President, and one of Asterias’ directors, Richard T. LeBuhn, is Senior Vice President, of Broadwood Capital, Inc., the investment manager of Broadwood Partners, L.P. Pedro Lichtinger is Asterias’ Chief Executive Officer and a member of its Board of Directors. British & American Investment Trust PLC is an affiliate of a shareholder of Asterias.

The offer and sale of the Private Placement Shares is made in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 thereunder.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 5, 2015, by and between Asterias Biotherapeutics, Inc. and MLV & Co. LLC

99.1	Form of Subscription Agreement, dated February 4, 2015, by and among Asterias Biotherapeutics, Inc. and the investors named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: February 5, 2015	By:	s/Robert W. Peabody
Senior Vice President and
Chief Financial Officer

Exhibit Number	Description
1.1	Underwriting Agreement, dated February 5, 2015, by and between Asterias Biotherapeutics, Inc. and MLV & Co. LLC

99.1	Form of Subscription Agreement, dated February 4, 2015, by and among Asterias Biotherapeutics, Inc. and the investors named therein